Exhibit 2.3

Jeff Turner 897 Baxter Dr South Jordan, UT 84095, USA Work Order #: W2023030801511 March 8, 2023 Receipt Version: 1 Special Handling Instructions: Submitter ID: 145105 Charges Description Fee Description Filing Number Filing Date/Time Filing Status Qty Price Amount Business Entity Filed Documents Fees 20233012927 3/8/2023 1:32:40 PM Approved 1 $6.00 $6.00 Total $6.00 Payments Type Description Payment Status Amount Credit Card 6783111490176073203065 Success $6.00 Total $6.00 Credit Balance: $0.00 FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings & Notary Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 Jeff Turner 897 Baxter Dr South Jordan, UT 84095, USA

Filed in the Office of Secretary of State State Of Nevada Business Number E0001682005 - 0 Filing Number 20232909552 Filed On 1/26/2023 1:35:00 PM Number of Pages 3

0 2 : 35 : 5 1 p . m . 01 - 2 6 - 2 0 2 3 4 I 888 - 92 0 - 1 2 9 7 From JDT Legal PLLC 1.888.920.1297 Thu Jan 26 14:37:20 2023 MST Page 4 of 5 FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment ( PuRsuAN rr o NRs 1 0 . 380 & 10 . 38s 1 10 . 39o) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTro NRs 78.403) Officer's Statement 4. Effective Date and Time : (Optional) Date : '. 01/27/2023 Time : , , ...... - - ·. ····· -- . .. ' .. . (must not be later than 90 days after the certificate is filed) 5 . Information Being Changed: (Domest i c corporat i ons only) Changes to takes t he following effec t: : The ent i ty name has been amended . The registered agent has been changed . (attach Certificate of Acceptance from new registe r ed agent) , - :; The purpose of the ent i ty has been amended . x ' The author i zed shares have been amended . The directors , managers or general partners have been amended . ._ - : IRS tax language has been added . ' Art i cles have been added _ Articles have been deleted. -- Other. The article have b en amended as foUo s : (provide article numbers, i f available) _ : The company has increased its authorized shares to 20 , 000 , 000 , 000 . (attach addit i onal page(s) i f necessary) 6 . Signature : (Required) X Farid Shouekan i S i gnature of Officer or Authorized S i gner •••••••• ••••• - n••• '••'• - •~ - •• - ••••••••• .. • •••"••~ - •• - ,••, - • - • ••••••Yn•• ••••••'~ - •• - ••••'' ••• •• •• - . - ., : President , CEO i '• - ••"••Y•• •• - ¥• - •·•• - •• - - - .. ••• - ••••••Y•" •• - - • - ••• • - •• - -- •••• - •· - "••Y•• •• -- • ----- •••· - •• -- • •••• • - ••••• - •• ••_.; T i tle x Signature of Officer or Au t hori z ed S i gner Title " If any proposed amendment wou l d alte r or cha n ge any preference or any relative or other right given to any class or se ri es o f outstanding shares , then the amendment must be approved by the vote, in addition to the affirmat i ve vote otherwise required , of the ho l ders of sha r es r epresenting a major i ty of the voting power o f each class o r ser i es affected by the amendment regardless to limitations or restric ti ons on the vot i ng power thereof . Please include any required or optional information in space below : (attach additional page(s) i f necessary ) Th i s form must be accompan i ed by appropr i ate fees . Pa g e 2 o f2 Revised : 12 / 15/2022

02 : 35 : 51 p . m . 01 - 26 - 2023 s I 888 - 920 - 1297 From JDT Legal PLLC 1.888.920.1297 Thu Jan 26 14:37:20 2023 MST Page 5 of 5 WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF VIPER NETWORKS, INC. December 22, 2022 The undersigned , being the member(s) of the Board of Directors of VIPER NEWORKS, INC . , a Nevada corporation (the "Corporation"), do hereby consent that when all of the undersigned have executed this consent (the "Consent") or a cmmtcrpart thereof, which counterparts when taken together shall constitute one and the same Consent, the resolutions set fonh below shall be deemed to have been adopted to the same extent and to have the same . force and effect as if adopted at a fo 1 ma 1 meeting of the Corporation's Board of Directors at a meeting duly cal . led and held for purposes of acting upon proposals to adopt such resolutions . WHEREAS , the Series B Preferred stock shareholders ("Shareholders'') have passed a unanimous resolution to amend the Certificate of Designation for the Series H Prefen - ed Stock ("COD") ; WHEREAS, Corporation's Board of Directors (the "Board") believes that it is in the best interest of the Corporation to amend the COD as approved by the Shareholders ; WHEREAS, the Corporation's Board of Directors (the "Board") believes that it is in the best interest of the Corporntion lo increase the Corporation's authorized common stock from 6 , 000 , 000 , 000 shares of common stock to 20 , 000 , 000 , 000 shares of common stock (the "Increase") ; and WHEREAS, the Shareholders , representing a majority shareholder vote on a fu 11 y diluted basis , have voted in favor of and have approved the Increa< ; e . NOW, THEREFORE, BE IT RESOLVED, that the Corporation is authorized to (i) fil . e the amended COD with the State of Nevada ; and (ii) amend its A 11 icles of Incorporation to effectuate the Increase ; and . it is further RESOLVED, that any executive officer of the Corporntion be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, a'> any appropriate or proper to implement the provisions of the foregoing resolutions ; and be it further RESOLVED , that the undersigned do hereby certify that we are members of the Board of Directors of the Corporation . that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation du . ly convened and held in accordance with its by - laws and the . laws of the Corporation's state of in Corporation , as transcribed by us from the minutes , and that the same have not in any way been modified, repealed or rescinded and are in full force and effect . Farid Shouekani, Director